Exhibit 99.1

Artificial Person Certification

Business License

(Copy)

Registration Number: 1527012000796

Company: Inner Mongolia TeHong Coal Group Limited Liability Comany

Address: Room 204, BaoRiTaoHai Street, XiangHe Apartment

President: WenXiang Ding

Deposit: ￥15,000,000

Registration Type: Limited Liability Company

Certifications: Coal Produce and Sale, Chemical Product, Steel Production, Wood, Car (not specialist) and parts, and Photocopying (Can not be carried out until issued by Government Bureau)

Certification Date: 8 Aug 2000 to 8 Aug 2015

1.

This document is to certify that this Enterprise meets the qualifications to conduct coal production work according to government issued regulations.

2.

This duplicate certificate is considered the same in authority as the original.

3.

This certificate can only be used by this enterprise.  No other enterprise, or individual can duplicate, use, or revoke this certificate.

4.

The enterprise may not conduct any design above their issued certification.

5.

If the enterprise wishes to change any certifications it must go to the issue department to change it.

6.

The enterprise must renew the certification in the time period of  1 January to 30 April.

7.

If the enterprise wishes to cancel the certificate it must give all documents back to the issuing office.

Renewed Stamp:

Open date: 8 Dec 2000

Place of register: Erdos Administration of Industry and Commerce

Issue Date: 11 Dec 2000